UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2009 (March 13, 2009)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.06. Material Impairment

Goodwill and Other Intangibles Impairment Charges

As of December 31, 2008, the estimated fair value of goodwill was less than the carrying value at each of CPG International Inc.’s (the “Company’s” or “CPG’s”) reporting units based on a step one analysis under Statement of Financial Accounting Standards No. 142 (SFAS No. 142). As of the date of this filing, CPG has not completed step two of the analysis required under SFAS No. 142 due to the complexities involved in determining the implied fair value of the assets and liabilities of each reporting unit. However, based on the work performed to date, the Company and it’s audit committee concluded that an initial charge to goodwill and certain intangibles was required as a result of depressed market conditions. Accordingly, CPG has recorded a non-cash goodwill impairment charge of $36.0 million, representing its best estimate of the impairment charge. The Company expects to finalize its goodwill impairment analysis during the first quarter of 2009. There could be material adjustments to the goodwill impairment charge when the goodwill impairment analysis is complete. Any adjustment to its preliminary estimates will be recorded in its financial statements for the quarter ending March 31, 2009.

The Company accounts for other non-amortizable intangible assets in accordance with SFAS No. 142. In accordance with SFAS No. 142, CPG considers its trademark intangible assets as indefinite-life intangible assets that do not require amortization. Rather, these intangible assets are tested at least annually for impairment by comparing the fair value of the Trademark assets to their carrying amount. If the carrying amounts of the trademark intangible assets were to exceed their fair value, an impairment loss would be recognized. As of December 31, 2008, the carrying amount of the Trademark exceeded the fair value and a $4.0 million impairment charge was recorded.

Item 7.01. Regulation FD Disclosure

On March 13, 2009, CPG will issue a press release announcing its results for the three months and year ended December 31, 2008. The full text of the press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Also as previously announced, the Company will hold an investor conference call to discuss 2008 financial results at 10 AM Eastern time, on Friday, March 13, 2009. Eric K. Jungbluth, Chief Executive Officer, Ralph Bruno, President AZEK Building Products and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call. A copy of the Company’s earnings slide presentation for use in conjunction with this call is furnished as Exhibit 99.2 hereto and incorporated by reference herein.

To access the conference call, dial (866) 315-3365 and enter Conference ID, 86749876. A replay of the call will be available for one week after the event by dialing (800) 642-1687 or (706) 645-9291 and entering Conference ID, 86749876.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description
99.1	Press release dated March 13, 2009.
99.2	Earnings slide presentation dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ Scott Harrison
Executive Vice President and Chief Financial Officer

Dated: March 12, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 13, 2009.

99.2	Earnings slide presentation dated March 13, 2009.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this Form 8-K that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are forward looking statements. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.